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
                                                        EXHIBIT 10.10
                        LANDSTAR SYSTEM, INC.
                       1993 STOCK OPTION PLAN
                   AS AMENDED, EFFECTIVE August 7, 1997

SECTION 1.

PURPOSE

The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives,

(b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.


SECTION 2.

DEFINITIONS

2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

  (a) "Act" means the Securities Exchange Act of 1934, as amended.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Cause" means (i) the willful failure by the Participant to perform substantially his duties as an Employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant's engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.

  (d) "Change in Control" means the occurrence, of any of the following events:

    (i) any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, Kelso Investment Associates IV, L.P., and its affiliates and Alex. Brown & Sons Incorporated, and its affiliates) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of securities of the Company representing the greater of 35% or more of the combined voting power of the Company's then outstanding securities; or




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
    (ii) the stockholders of the Company shall approve a definitive agreement
(a) for the merger or other business combination of the Company with or into another corporation, a majority of the directors of which were not directors of the Company immediately prior to the merger and in which the stockholders of the Company immediately prior to the effective date of such merger directly or indirectly own less than 50% of the voting power in such corporation or (b) for the sale or other disposition of all or substantially all of the assets of the Company; or

    (iii) the purchase of Stock pursuant to any tender or exchange offer made by any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Act), other than the Company, any of its Subsidiaries, an employee benefit plan of the Company or any of its Subsidiaries, Kelso Investment Associates IV, L.P., and its affiliates, or Alex. Brown & Sons Incorporated, and its affiliates, for 35% or more of the Stock of the Company.

  (e) "Change in Control Price" means the highest price per share of Stock offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

  (f) "Code" means the Internal Revenue Code of 1986, as amended.

  (g) "Committee" means the Compensation Committee of the Board, which shall consist of two or more "outside directors" within the meaning of Section 1-162-27(e) of the Treasury Regulations issued pursuant to Section 162(m) of the Code.

  (h) "Company" means Landstar System, Inc., a Delaware corporation, and any successor thereto.

    (i) "Disability" means total disability as determined in accordance with the terms of the long-term disability plan of the Company or any of its Subsidiaries in which the Participant is eligible to participate.

  (j) "Employee" means any officer or other key executive and management employee of the Company or any of its Subsidiaries.

  (k) "Fair Market Value" means, on any date, the average of the bid and asked for price of a share of Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on NASDAQ/NMS(or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Stock transactions were so reported.

  (l) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either
(i)an "Incentive Stock Option" within the meaning of Section 422 of the Code or (ii)a "Nonstatutory Stock Option."







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
  (m) "Participant" means any Employee designated by the Committee to participate in the Plan.

  (n) "Plan" means the Landstar System, Inc. 1993 Stock Option Plan, as in effect from time to time.

  (o) "Retirement" means termination of a Participant's employment on or after the date the participant attains age 62.

  (p) "Stock" means the common stock of the Company, par value $0.01 per share.

  (q) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


SECTION 3.

ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.


SECTION 4.

POWERS OF THE COMMITTEE

4.1. Power to Grant. The Committee shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all such Options. The Chairman of the Board may suggest to the Committee the Participants who should receive Options under the Plan. The terms and conditions of each Option shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to participants without the consent of the Participant to whom such Option has been granted. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at different times.

4.2. Substitute Options. The Committee shall have the right to grant Options in substitution for or upon the cancellation of Options previously granted and such new Options may contain terms more favorable to the recipient than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2).







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
4.3. Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons.


SECTION 5.

STOCK SUBJECT TO PLAN

5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Options under the Plan may not exceed 1,115,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

5.2. Cancelled, Terminated, or Forfeited Options. Any shares of Stock subject to an Option which for any reason is cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available under the Plan.

5.3. Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available for Options under Section 5.1 or subject to outstanding Options and the respective prices and/or performance criteria applicable to outstanding Options may be appropriately adjusted by the Committee, whose determination shall be conclusive.


SECTION 6.

STOCK OPTIONS

6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.







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
6.2. Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.

6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise. The Committee may, in its discretion, permit a Participant to make payment in Stock already owned by him or her, valued at its Fair Market Value on the date of exercise, as partial or full payment of the exercise price. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.

6.6. Buyout. The Committee may at any time offer to buy out for a payment in cash any Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time such offer is made.


SECTION 7.

TERMINATION OF EMPLOYMENT

7.1. Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of Retirement, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised at any time prior to the expiration of the term of the Options or within one (1) year (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

7.2. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment terminates by reason of death or Disability, any Options granted to




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
such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with
Section 10.2, at any time prior to the expiration date of the term of the Options or within one year (or such other period as the Committee shall determine at the time of grant) following the Participant's termination of employment, whichever period is shorter.

7.3. Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment is terminated for Cause, any Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.

7.4. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the employment of the Participant shall terminate for any reason other than one described in Section 7.1, 7.2 or 7.3, any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment shall be exercisable at any time prior to the expiration of the term of such Options or the thirtieth day following the Participant's termination of employment, whichever period is shorter.

SECTION 8.

CHANGE IN CONTROL

8.1.  Accelerated Vesting and Payment.  Subject to the provisions of Section
8.2 below, in the event of a Change in Control, each Option shall be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option.

8.2. Alternative Awards. Notwithstanding Section 8.1, no cancellation, acceleration of exercisability or vesting or cash settlement or other payment shall occur with respect to any Option if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

    (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days of the Change in Control;

    (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

    (iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control);





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
    (iv) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated or constructively terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant's compensation or a material reduction in the Participant's responsibilities, in each case without the Participant's written consent.


SECTION 9.

AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant.


SECTION 10.

MISCELLANEOUS PROVISIONS

10.1. Nontransferability of Options. No Options granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.

10.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Options.

10.4. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Option under the Plan, and the Company may defer payment of cash or issuance of Stock until such requirements are satisfied.



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
10.5. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

10.7. Requirements of Law. The granting of Options and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.8. Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by a majority of the shareholders of the Company. The Plan shall continue in effect, unless sooner terminated pursuant to Section 9, until the tenth anniversary of the date on which it is adopted by the Board.

10.9. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

10.10. No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.